Consent of Independent Auditors

The Board of Directors
Uroplasty, Inc.:
We consent to the use of our report included herein and to the references to our Firm under the headings "Selected Financial Data" and "Experts" in the prospectus. Our report refers to a prior period adjustment.

						/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 23, 1998
Exhibit 23.1